For period ending November 30, 2000							Exhibit 77Q1(e)

File number 811-4040

INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of March 1, 2001, between PAINEWEBBER MANAGED
INVESTMENTS TRUST, a Massachusetts business trust ("Trust"), and
MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"),
a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act");
WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management
investment company, and is authorized to offer for public sale distinct series of shares of beneficial interest; and
WHEREAS the Trust desires and intends to have one or more investment advisers ("Sub-Advisers") provide investment advisory and portfolio management services with respect to the series of shares of
beneficial interest of the Trust designated as PaineWebber High
Income Fund and each such other series as to which this Contract may apply (each a "Series"); and
WHEREAS the Trust desires to retain Mitchell Hutchins as investment manager and administrator to furnish certain administrative and portfolio management services to the Trust with respect to the
Series, and Mitchell Hutchins is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, it is agreed between the parties hereto as follows:
1.	Appointment. The Trust hereby appoints Mitchell Hutchins as
investment manager and administrator of the Trust and each Series for the period and on the terms set forth in this Contract.
Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. 	Duties as Investment Manager; Appointment of Sub-Advisers
(a)	Subject to the oversight and direction of the Trust's Board of
Trustees ("Board"), Mitchell Hutchins will provide to the Trust investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for each Series and overseeing and monitoring performance of the Sub-Advisers
thereafter.  Mitchell Hutchins agrees to report to the Trust the results of its evaluation, oversight and monitoring functions and to keep books and records of the Trust in connection
therewith.  Upon the request of the Board, Mitchell Hutchins will provide portfolio management services with respect to any portion of Series' assets for which no Sub-Adviser is responsible.
Mitchell Hutchins further agrees to communicate performance
expectations and evaluations to the Sub-Advisers, and to recommend to the Trust whether agreements with Sub-Advisers should be
renewed, modified or terminated.
(b)	Mitchell Hutchins is responsible for informing the Sub-Advisers of the investment objective(s), policies and restrictions of the
Series for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware of other legal and regulatory
responsibilities applicable to the Sub-Adviser with respect to the
Series for which the Sub-Adviser is responsible, and for
monitoring the Sub-Advisers' discharge of their duties; but
Mitchell Hutchins is not responsible for the specific actions
(or inactions) of a Sub-Adviser in the performance of the duties assigned to it.
(c)	With respect to each Sub-Adviser for a Series, Mitchell Hutchins shall enter into an agreement ("Sub-Advisory Agreement") with the
Sub-Adviser in substantially the form previously approved by the
Board and shall seek approval of the Board or a Series' shareholders in a manner consistent with the 1940 Act, the rules thereunder or any applicable exemptive order.
(d)	Mitchell Hutchins shall be responsible for the fees payable to and shall pay the Sub-Adviser of a Series the fee as specified in the Sub-Advisory Agreement relating thereto.
	(e)	In the event that the Board shall request that Mitchell Hutchins provide any portfolio management services to one or more Series,
Mitchell Hutchins shall comply with this paragraph 2(e). Mitchell
Hutchins agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and
execution; provided that, on behalf of any Series, Mitchell
Hutchins may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and Mitchell
Hutchins may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term.  In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
Mitchell Hutchins may aggregate sales and purchase orders with respect to the assets of the Series with similar orders being made simultaneously for other accounts advised by Mitchell Hutchins or its affiliates.  Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of a
Series and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account; the Trust recognizes that in some cases this
procedure may adversely affect the results obtained for the Series.
In providing any portfolio management services, Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of each Series, and will furnish the
Board with such periodic and special reports as the Board
reasonably may request.  In compliance with the requirements of
Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon
request by the Trust.  In providing any portfolio management services, Mitchell Hutchins will oversee the computation of the net asset value and the net income of each Series as described in the currently effective registration statement of the Trust under the
Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board. The Fund hereby authorizes Mitchell Hutchins and any entity or persons associated with Mitchell Hutchins which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the 1934 Act and Rule 11a2-2(T)
thereunder, and the Fund hereby consents to the retention of compensation by Mitchell Hutchins or any entity or persons
associated with Mitchell Hutchins for such transactions.
3.	Duties as Administrator.  Mitchell Hutchins will administer the affairs of the Trust and Series subject to the oversight and direction of the Board and the following understandings:
(a)	Mitchell Hutchins will supervise all aspects of the operations of the Trust and the Series, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth;
provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of any of its responsibilities with respect to the conduct of the affairs of the Trust and the Series.
(b)	Mitchell Hutchins will provide the Trust and each Series with such corporate, administrative and clerical personnel  (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and Series in connection with the administration of the Trust.
(c)	Mitchell Hutchins will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Trust's Registration Statement, proxy material, tax returns and required reports to shareholders of each Series and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.
(d) 	Mitchell Hutchins will provide the Trust and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat,
utilities, stationery supplies and similar items.
(e) 	Mitchell Hutchins will provide the Board on a regular basis
 with economic and investment analyses and reports and make
available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.
4.	Further Duties. In all matters relating to the performance of this Contract, Mitchell Hutchins will act in conformity with the
Declaration of Trust, By-Laws and the currently effective
Registration Statement and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, and all other
applicable federal and state laws and regulations.
5.	Services Not Exclusive. The services furnished by Mitchell
Hutchins hereunder are not to be deemed exclusive and Mitchell
Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.
Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
6. 	Expenses.
(a)	During the term of this Contract, each Series will bear all
expenses, not specifically assumed by Mitchell Hutchins, incurred in its operations and the offering of its shares.
(b) 	Expenses borne by each Series will include but not be
limited to the following (or the Series' proportionate share of the following):  (i) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Series by Mitchell Hutchins under this Contract;
(iii) expenses of organizing the Series; (iv) filing fees and expenses relating to the registrations and qualification of the
Series' shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Trust's Trustees and officers who are not interested persons of the Trust or Mitchell Hutchins; (vi)
all expenses incurred in connection with the Trustees' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any
liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or the Series for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (xi) charges of custodians, transfer agents and other agents; (xii) costs of preparing share certificates;
(xiii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiv) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders;
(xv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the
Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers,
Trustees, agents and shareholders) incurred by the Trust or the
Series; (xvi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvii) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xviii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; (xix) costs of mailing, stationery and communications equipment; (xx) expenses incident to any dividend, withdrawal or redemption options; (xxi) charges and expenses of any outside pricing service used to value portfolio securities; (xxii) interest
on borrowings of the Trust; and (xxiii)   any fees or expenses
related to license agreements with respect to securities indices.
(c) 	The Trust or a Series may pay directly any expenses incurred by it in its normal operations and, if any such payment is
consented to by Mitchell Hutchins and acknowledged as otherwise payable by Mitchell Hutchins pursuant to this Contract, a Series may reduce the fee payable to Mitchell Hutchins pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
(d) 	Mitchell Hutchins will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.
(e)	The payment or assumption by Mitchell Hutchins of any expenses of the Trust or a Series that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of the Trust or a
Series on any subsequent occasion.
7. 	Compensation.
(a)	For the services provided and the expenses assumed pursuant to this Contract, the Trust will pay to Mitchell Hutchins a fee with respect to PaineWebber High Income Fund, computed daily and paid monthly, at an annual rate of 0.50% of average daily net assets.
(b)	For the services provided and the expenses assumed pursuant to this Contract with respect to any Series hereafter established, the Trust will pay to Mitchell Hutchins from the assets of such
Series a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Trust on behalf of such
Series and by Mitchell Hutchins.  All such Fee Agreements shall provide that they are subject to all terms and conditions of this Contract.
(c)	The fee shall be computed daily and paid monthly to Mitchell
Hutchins on or before the last business day of the next succeeding calendar month.
(d)	If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
8.	Limitation of Liability of Mitchell Hutchins.  Mitchell Hutchins
and its officers, directors, employees and delegates, including any
Sub-Adviser or Sub-Administrator to a Series, shall not be liable for any error of judgment or mistake of law or for any loss
suffered by any Series, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.  Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, Trustee, employee or agent of the
Trust shall be deemed, when rendering services to a Series or the
Trust or acting with respect to any business of such Series or the
Trust, to be rendering such service to or acting solely for the
Series or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Mitchell
Hutchins even though paid by it.
9.	Limitation of Liability of the Trustees and Shareholders of the
Trust.  The Trustees of the Trust and the shareholders of any
Series shall not be liable for any obligations of any Series or the
Trust under this Agreement and Mitchell Hutchins agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.
10. 	Duration and Termination.
(a)	This Contract shall become effective for each Series upon
the day and year first written above, provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of that Series' outstanding voting securities.
(b)	Unless sooner terminated as provided herein, this Contract
shall continue in effect for two years from the above written date.
Thereafter, if not terminated, this Contract shall continue
automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually
(i)	by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.
(c)	Notwithstanding the foregoing, with respect to a Series, this
Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on sixty days' written notice to Mitchell Hutchins and may be terminated by Mitchell
Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Trust.  Termination of this Contract with respect to a Series shall in no way affect the continued
validity of this Contract or the performance thereunder with respect to any other Series.  This Contract will terminate automatically in the event of its assignment.
11.	Amendment of this Contract.  No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract as to a Series shall be effective until approved by vote of a majority of the Series' outstanding voting securities.
12.	Governing Law.  This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that section 9 above will be construed in accordance with the laws of the Commonwealth of
Massachusetts.  To the extent that the applicable laws of the State of New York or the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.
13.	Miscellaneous.  The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment,"
"broker," "investment adviser," "national securities exchange,"
"net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange
Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


PAINEWEBBER MANAGED INVESTMENTS TRUST
Attest:  /s/ Keith Weller
By:  /s/ Dianne E. O'Donnell
        Dianne E. O'Donnell

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  /s/ Evelyn DeSimone
By:  /s/ Amy R. Doberman
        Amy R. Doberman



For period ending May 31, 2001							Exhibit
Q1(e)

File number 811-4040


SUB-ADVISORY CONTRACT
	Agreement made as of March 1, 2001 ("Contract") between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell
Hutchins"), and Massachusetts Financial Services Company, a
Delaware corporation ("Sub-Adviser").
	RECITALS
(1)	Mitchell Hutchins has entered into an Investment Management and
Administration Agreement, dated March 1, 2001 ("Management
Agreement"), with PaineWebber Managed Investments Trust ("Trust"), an open-end management investment company registered under the
Investment Company Act of 1940, as amended ("1940 Act"), with respect to the series of the Trust designated as PaineWebber High
Income Fund ("Series");
(2)	Mitchell Hutchins wishes to retain the Sub-Adviser to furnish certain investment advisory services to Mitchell Hutchins and the
Series; and
	(3)	The Sub-Adviser is willing to furnish such services.
	NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows:
1.	Appointment.  Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Series for the period and on the terms set forth in this Contract.  The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
(a)	Subject to the supervision and direction of the Trust's Board of
Trustees ("Board") and review by Mitchell Hutchins, and any written guidelines adopted by the Board or Mitchell Hutchins and furnished to the Sub-Adviser, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets
("Segment") of the Series, including investment research and discretionary management with respect to all securities and
investments and cash equivalents in the Series or Segment.  The
Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Series or Segment.  The
Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the
Series or Segment.  The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Series or Segment.
The Sub-Adviser understands that the Series' assets need to be managed so as to permit it to qualify or to continue to qualify as a regulated investment company under Subchapter M of the
Internal Revenue Code, as amended ("Code").  The Sub-Adviser will provide services under this Contract in accordance with the Series'
investment objective, policies and restrictions as stated in the
Trust's currently effective registration statement under the 1940
Act, and any amendments or supplements thereto
("Registration Statement").
(b)	The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution; provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series or Segment, and the
Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series or its other clients and that the total commissions paid by the Series or Segment will be reasonable in relation to the benefits to the Series over the long term.  In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.  The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Series or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.  Whenever the
Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Series and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.  Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Series or Segment.
(c)	The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and
regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Series or Segment, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all
records that it maintains for the Series are the property of the
Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records or copies thereof that it maintains for the Series upon request by the Trust.
(d)	At such times as shall be reasonably requested by the
Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Series or Segment and make available to the Board and
Mitchell Hutchins any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.
(e)	In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Series or
Segment, in accordance with procedures adopted by the Board, as amended from time to time. The Sub-Adviser will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
	3.	Further Duties.  In all matters relating to the performance of this Contract, the Sub-Adviser and Mitchell Hutchins will act in conformity with the Trust's Declaration of Trust, By-Laws and
Registration Statement and with the written instructions and written directions of the Board and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended
("Advisers Act") and the rules under each, Subchapter M of the
Code, as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Trust and the Series.  Mitchell Hutchins agrees to provide to the
Sub-Adviser copies of the Trust's Declaration of Trust, By-Laws,
Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such
materials become available; and further agrees to identify to the
Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell Hutchins (other than PaineWebber Incorporated and
Mitchell Hutchins itself).
4.	Expenses.  During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract.  The Sub-Adviser shall not be
responsible for any expenses incurred by the Trust, the Series or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the expenses assumed by the
Sub-Adviser pursuant to this Contract, Mitchell Hutchins, not the
Series, will pay to the Sub-Adviser a sub-advisory fee, computed daily and paid monthly, at an annual rate of 0.45% of the average daily net assets of the Series or Segment (computed in the manner specified in the Management Agreement) and will provide the
Sub-Adviser with a schedule showing the manner in which the fee was computed.  If the Sub-Adviser is managing a Segment, its fees will be based on the value of assets of the Series within the
Sub-Adviser's Segment.
(b)	The fee shall be accrued daily and payable monthly to the
Sub-Adviser on or before the fifteenth day of the next succeeding calendar month.
(c)	If this Contract becomes effective or terminates before the
end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated
according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.
6.	Limitation of Liability.
(a)	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the
Trust, its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.
(b)	Mitchell Hutchins shall indemnify, defend and hold harmless
the Sub-Adviser, its affiliates, and each of their respective directors, officers, employees, shareholders, agents and
representatives (collectively, the "Indemnities") from and against any and all losses, claims, damages, liabilities, costs and expenses
(including reasonable attorney's fees) arising from or related to the services contemplated under this Agreement, except to the extent any such losses, claims, damages, liabilities, costs and expenses result from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard by the Sub-Adviser of its
obligations and duties under this Agreement.
(c)	In no event will the Sub-Adviser have any responsibilities
for any other series of the Trust, for any portion of the Series'
investments not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Series.
	In particular, in the event the Sub-Adviser shall manage only a portion of the Series' investments, the Sub-Adviser shall have no responsibility for the Series' being in violation of any applicable law or regulation or investment policy or restriction applicable to the Series as a whole or for the Series' failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such segment were deemed a separate series of the Trust or a separate "regulated investment company" under the Code.
	Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
7.	Representations.
(a)	The Sub-Adviser (i) is registered as an investment adviser
under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek
to continue to meet for so long as this Contract remains in
effect, any other applicable federal or state requirements,
or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract;
and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as a sub-investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.
(b)	Mitchell Hutchins (i) is registered as an investment
adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not
prohibited by the 1940 Act or the Advisers Act from performing the services as investment adviser contemplated by this Contract;
(iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services as investment adviser contemplated by this
Contract; and (iv) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify Mitchell Hutchins from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
(c)	The Sub-Adviser has adopted a written code of ethics and
appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and has provided Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption.  Within thirty days of the end of the last calendar quarter of each year that this Contract is in effect, the
president or a vice president of the Sub-Adviser shall certify to
Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation.  Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell
Hutchins, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1, which are relevant to the services provided under this Contract.
(d)	The Sub-Adviser has provided Mitchell Hutchins with a copy
of its Form ADV, as most recently filed with the Securities and
Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.
(e)	The Sub-Adviser will notify Mitchell Hutchins of any change
of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.
(f)	The Sub-Adviser agrees that neither it, nor any of its
affiliates, will in any way refer directly or indirectly to its relationship with the Series, the Trust, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Mitchell Hutchins.
8. 		Services Not Exclusive.  The services furnished by the
Sub-Adviser hereunder are not to be deemed exclusive and the
Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing.
Nothing in this Contract shall limit or restrict the right of any trustee, director, officer or employee of the Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
9. 		Duration and Termination.
(a)	This Contract shall become effective upon the day and year first written above, provided that this Contract has been approved for the
Series by a vote of:  (i) a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval and (ii) a majority of the Series' outstanding voting securities unless in the case of (ii), the Trust complies with the terms of any SEC
exemptive order or rule permitting it to modify to the Contract without such vote.
(b)	Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date.
Thereafter, if not terminated, this Contract shall continue
automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually:
(i)	by a vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii)	by the Board or by vote of a majority of the outstanding
voting securities of the Series.
	(c)	Notwithstanding the foregoing, with respect to the Series, this
Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on sixty days' written notice to the Sub-Adviser and may be terminated by the Sub-Adviser at any time, without the payment of any penalty, on sixty days'
written notice to Mitchell Hutchins.  The Contract may also be terminated, without payment of penalty, by Mitchell Hutchins
(i)	upon material breach by the Sub-Adviser of any of the
representations and warranties set forth in Paragraph 7 of this
Contract, if such breach shall not have been cured within a 20 day period after notice of such breach or (ii) if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the
Sub-Adviser or other circumstances that could adversely affect the Series.  This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory
Contract as it relates to the Series.
10. 	Amendment of this Contract.  No provision of this Contract
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom
enforcement of the change, waiver, discharge or termination
is sought.  No amendment of this Contract as to the Series shall be effective until approved by vote of (i) the Independent Trustees and (ii) a majority of the Series' outstanding voting securities unless in the case of (ii), the Trust complies with the terms of any SEC exemptive order or rule permitting it to modify to the
Contract without such vote.
11. 	Governing Law.  This Contract shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.  To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter
shall control.
12. 	Miscellaneous.  The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.  As used in this
Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker,"
"investment adviser," "net assets," "sale," "sell" and "security"
shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order.  Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  This Contract may be signed in counterpart.
13. 	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt
(with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Robert T. Burns, Senior Vice President and Associate General Counsel.



	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:  /s/

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ Keith A. Weller
By:	/s/ Dianne E. O'Donnell
	Name:  Keith A. Weller
	Name:  Dianne E. O'Donnell
	Title:  First Vice President
	Title:  Senior Vice President





Attest:  /s/

MASSACHUSETTS FINANCIAL SERVICES
COMPANY
500 Boylston Street
Boston, Massachusetts 02116

By:	/s/ Robert T. Burns
By:	/s/ Arnold D. Scott
	Name:  Robert T. Burns
	Name:  Arnold D. Scott
	Title:  Assistant Secretary
	Title:  Director